Exhibit 32

In connection with the quarterly report of Synergy Resources Corporation, (the "Company") on Form 10-Q for the quarter ended November 30, 2015 as filed with the Securities Exchange Commission on the date hereof (the "Report") Lynn A. Peterson, the President and Chief Executive Officer of the Company, and James P. Henderson, the Executive Vice President, Chief Financial Officer, and Treasurer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:	January 7, 2016	By:	/s/ Lynn A. Peterson
Lynn A. Peterson, President and Chief Executive Officer

Date:	January 7, 2016	By:	/s/ James P. Henderson
James P. Henderson, Executive Vice President, Chief Financial Officer, and Treasurer